Exhibit 99.1

FOR IMMEDIATE RELEASE		NYSE:ARI
CONTACT:	Hilary Ginsberg Investor Relations (212) 822-0767

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. ANNOUNCES

THIRD QUARTER 2012 FINANCIAL RESULTS AND DECLARES A $0.40

PER COMMON SHARE QUARTERLY DIVIDEND

— 16% Increase in Operating Earnings Per Share —

New York, NY, November 1, 2012 – Apollo Commercial Real Estate Finance, Inc. (the “Company” or “ARI”) (NYSE:ARI) today reported Operating Earnings (a non-GAAP financial measure as defined below) of $9.2 million, or $0.44 per share, for the three months ended September 30, 2012, representing a per share increase of 16% as compared to Operating Earnings of $7.6 million, or $0.38 per share, for the three months ended September 30, 2011. Net income for the three months ended September 30, 2012 was $11.0 million, or $0.52 per share, as compared to net income of $5.5 million, or $0.28 per share, for the three months ended September 30, 2011.

For the nine months ended September 30, 2012, the Company reported Operating Earnings of $26.5 million, or $1.27 per share, representing a per share increase of 19% as compared to Operating Earnings of $19.8 million, or $1.07 per share for the nine months ended September 30, 2011. Net income for the nine months ended September 30, 2012 was $30.0 million, or $1.43 per share, as compared to net income of $17.2 million, or $0.93 per share, for the nine months ended September 30, 2011.

The Company also announced the Board of Directors declared a dividend of $0.40 per share of common stock, which is payable on January 14, 2013 to common stockholders of record on December 31, 2012. This is the tenth consecutive quarter the Company has paid a $0.40 per common share dividend.

Third Quarter Highlights

•	Increased Operating Earnings per share by 16%;

•

Generated $13.2 million of net interest income from the Company’s $605.6 million investment portfolio, which had a current weighted average underwritten internal rate of return (“IRR”) of approximately 13.1% and a levered weighted average underwritten IRR of 14.9% at September 30, 2012;

•	Closed two mezzanine loan transactions totaling $16.5 million; and

•

Completed an underwritten public offering of 3,450,000 shares of its 8.625% Series A Cumulative Redeemable Perpetual Preferred Stock, with a liquidation preference of $25.00 per share (the “Series A Preferred Stock”), raising net proceeds of approximately $83.1 million.

“ARI had another solid quarter of operating results and stable credit performance from the Company’s investment portfolio,” commented Stuart Rothstein, Chief Executive Officer of the Company. “Year-to-date 2012, ARI has deployed $85.6 million of equity into $135.1 million of investments with a weighted average underwritten IRR of 14.5%. We continue to make progress deploying the proceeds from the Company’s recent capital raises into well structured transactions with attractive risk adjusted returns. Our investment pipeline remains strong and we have identified compelling financing opportunities across a wide range of commercial property types and geographies.”

Commenting on the Company’s investment pipeline, Scott Weiner, the Chief Investment Officer of the Manager, said “As of today, approximately $125 million of commercial real estate debt investments in ARI’s pipeline are in closing. While the market is competitive and there are no assurances that we will win the mandate on any specific deal in our pipeline, given the level of deal flow the Company is seeing, we remain confident in our ability to put our capital to work at attractive returns.”

Third Quarter Investment and Portfolio Activity

Mezzanine Loan – In July 2012, the Company closed a $6.5 million mezzanine loan secured by a pledge of the equity interest in a borrower that owns a mixed use project, which consists of 55,585 square feet of Class-A retail and 114,476 square feet of Class-A office in Chapel Hill, North Carolina. The mezzanine loan is part of a new $40.0 million, 10-year fixed-rate financing comprised of a $33.5 million first mortgage and the $6.5 million mezzanine loan. The mezzanine loan has an appraised loan-to-value (“LTV”) of approximately 77% and has been underwritten to generate an IRR of approximately 12.0%.

Mezzanine Loan – In September 2012, the Company closed a $10.0 million mezzanine loan secured by a pledge of the equity interests in a borrower that owns an 845,241 square foot Class A office tower complex in downtown Kansas City, Missouri. The mezzanine loan is part of a $70.0 million, 10-year fixed-rate financing with 30-year amortization that will be comprised of the mezzanine loan and a $60.0 million first mortgage loan. The mezzanine loan has an appraised LTV of 72% and has been underwritten to generate an IRR of approximately 12.6%.

Repayments from Repurchase Agreement Secured by CDO Bonds – During the quarter, the Company received $30.7 million of repayments from the repurchase agreement secured by CDO bonds. The Company also recognized $1.0 million of additional interest income during the quarter related to make-whole interest payments, which the Company is entitled to receive on any principal repayments on the repurchase agreement secured by CDO bonds that occur prior to January 23, 2013.

Preferred Offering – On August 1, 2012, the Company completed an underwritten public offering of 3,450,000 shares of its Series A Preferred Stock, including the exercise of the underwriter’s option to purchase additional shares. Net proceeds from the offering, after the underwriting discount and estimated offering expenses payable by the Company, were approximately $83.1 million.

Quarter End Portfolio Summary

The following table sets forth certain information regarding the Company’s investments at September 30, 2012 ($ amounts in thousands):

Description	Amortized Cost	Weighted Average Yield	Debt	Cost of Funds	Equity at cost	Current Weighted Average IRR (1)	Levered Weighted Average IRR(2)
First mortgage loans	$104,101	11.3%	$3	2.7%	$104,098	11.3%	20.2%
Subordinate loans	196,177	13.2	—	—	196,177	13.9	13.9
Repurchase agreements	10,975	13.0	—	—	10,975	13.7	13.7
CMBS – AAA	223,781	4.2	194,069	1.8	29,712	15.6	15.6
CMBS – Hilton	70,521	5.6	48,898	2.6	21,623	11.7	11.7

Total	$605,555	8.7%	$242,970	1.9%	$362,585	13.1%	14.9%

(1) The IRRs for the investments shown in the above table and elsewhere in this press release reflect the returns underwritten by ACREFI Management, LLC, the Company’s external manager. They are calculated on a weighted average basis assuming no dispositions, early prepayments or defaults but assume extensions as well as the cost of borrowings and derivative instruments under the Company’s master repurchase agreement with Wells Fargo Bank, N.A. The calculation also assumes extension options on the Wells Facility with respect to the Hilton CMBS are exercised There can be no assurance the actual IRRs will equal the underwritten IRRs shown in the table and elsewhere in this press release. See “Risk Factors” in the reports filed by the Company with the Securities and Exchange Commission for a discussion of some of the factors that could adversely impact the returns received by the Company from the investments shown in the table over time.

(2) Substantially all of the Company’s borrowings under the JPMorgan Facility were repaid upon the closing of the Company’s Series A Preferred Stock offering in August 2012. The Company’s ability to achieve its underwritten levered weighted average

IRR with regard to its portfolio of first mortgage loans is additionally dependent upon the Company re-borrowing approximately $53,000 under the JPMorgan Facility or any replacement facility. Without such re-borrowing, the levered weighted average IRRs will be as indicated in the current weighted average IRR column above.

Book Value

The Company’s GAAP book value per share at September 30, 2012 was $16.58, as compared to $16.59 at June 30, 2012.

For purposes of GAAP accounting, the Company carries loans at amortized cost and its CMBS securities are marked to market. Management has estimated that the fair value of the Company’s financial assets at September 30, 2012 was approximately $12.0 million greater than the carrying value of the Company’s investment portfolio as of the same date. This represents a premium of $0.58 per share over the Company’s GAAP book value as of September 30, 2012, and results in an estimated market value per share of approximately $17.16.

Subsequent Events

Common Stock Offering – In October 2012, the Company completed an underwritten public offering of seven million shares of common stock at a price of $16.81 per share. On November 1, 2012 the underwriters partially exercised their option to purchase additional shares and purchased 404,640 shares of common stock, resulting in total net proceeds to the Company of $124.2 million. The Company intends to use the net proceeds from the offering to acquire its target assets, which include commercial first mortgage loans, commercial mortgage-backed securities, subordinate financings and other commercial real estate-related debt investments, and for general corporate purposes.

Definition of Operating Earnings

Operating Earnings is a non-GAAP financial measure that is used to approximate cash available for distribution and is defined by the Company as net income, computed in accordance with GAAP, adjusted for (i) non-cash equity compensation expense and (ii) any unrealized gains or losses or other non-cash items included in net income. The table provided below, reconciles Operating Earnings to net income.

Reconciliation of Operating Earnings to Net Income

The tables below reconcile Operating Earnings and Operating Earnings per share with net income and net income per share for the three and nine months ended September 30, 2012 and 2011 ($ amounts in thousands):

	Three Months Ended September 30, 2012	Earnings Per Share (Diluted)	Three Months Ended September 30, 2011	Earnings Per Share (Diluted)
Operating Earnings:
Net income	$10,992	$0.52	$5,512	$0.28
Adjustments:
Unrealized (gain) loss on securities	(3,010)	(0.14)	1,511	0.07
Unrealized (gain) loss on derivative instruments	(40)	—	202	0.01
Non-cash stock-based compensation expense	1,276	0.06	418	0.02

Total adjustments:	(1,774)	(0.08)	2,131	0.10

Operating Earnings	$9,218	$0.44	$7,643	$0.38

Basic and diluted weighted average Common shares outstanding:	20,992,312		19,647,989

	Nine Months Ended September 30, 2012	Earnings Per Share (Diluted)	Nine Months Ended September 30, 2011	Earnings Per Share (Diluted)
Operating Earnings:
Net income	$29,995	$1.43	$17,212	$0.93
Adjustments:
Unrealized (gain) loss on securities	(6,473)	(0.31)	118	0.01
Unrealized (gain) loss on derivative instruments	(228)	(0.01)	1,291	0.07
Non-cash stock-based compensation expense	3,244	0.16	1,154	0.06

Total adjustments:	(3,457)	(0.16)	2,563	0.14

Operating Earnings	$26,538	$1.27	$19,775	$1.07

Basic and diluted weighted average common shares outstanding:	20,983,429		18,261,294

Teleconference Details:

The Company will host a conference call to discuss its financial results on Friday, November 2, 2012 at 10:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s third quarter 2012 earnings teleconference call should dial from the U.S., (877) 263-2989, or from outside the U.S., (702) 928-7168, shortly before 10:00 a.m. and reference the Apollo Commercial Real Estate Finance, Inc. Teleconference Call (number 39079606). Please note that the teleconference call will be available for replay beginning at 12:00 p.m. on Friday, November 2, 2012, and ending at midnight on Friday, November 9, 2012. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406 and enter conference identification number 39079606.

Webcast

The conference call will also be available on the Company’s website at www.apolloreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Supplemental Information

The Company provides supplemental financial information to offer more transparency into its results and make its reporting more informative and easier to follow. The supplemental financial information is available in the investor relations section of the Company’s website at www.apolloreit.com.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a commercial mortgage real estate investment trust that primarily originates, invests in, acquires and manages senior performing commercial real estate mortgage loans, commercial mortgage-backed securities and other commercial real estate-related debt investments throughout the U.S. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC, a leading global alternative investment manager with approximately $105 billion of assets under management at June 30, 2012.

Additional information can be found on the Company’s website at www.apolloreit.com.

Dividend Reinvestment Plan

The Company adopted a Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”). The Plan provides new investors and existing holders of the Company’s common stock with a convenient and economical method to purchase shares of its common stock. By participating in the Plan, participants may purchase additional shares of the Company’s common stock by reinvesting some or all of the cash dividends received on their shares of the Company’s common stock. In addition, the Plan permits participants to make optional cash investments of up to $10,000 per month, and, with the Company’s prior approval, optional cash investments in excess of $10,000 per month, for the purchase of additional shares of the Company’s common stock.

The Plan is administered by a division of Wells Fargo Bank, N.A. (“Wells”). Stockholders and other persons may obtain a copy of the Plan prospectus and an enrollment form by contacting Wells at (800) 468-9716 or (651) 450-4064, if outside the United States, or visiting Wells’ website at www.shareowneronline.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; the Company’s ability to deploy the proceeds of it’s capital raises or acquire its target assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands—except share and per share data)

	September 30, 2012	December 31, 2011
Assets:
Cash	$67,994	$21,568
Securities available-for-sale, at estimated fair value	81,405	302,543
Securities, at estimated fair value	218,185	251,452
Commercial mortgage loans, held for investment	104,101	109,006
Subordinate loans, held for investment	196,177	149,086
Repurchase agreements, held for investment	10,975	47,439
Principal and interest receivable	4,107	8,075
Deferred financing costs, net	1,090	2,044
Other assets	207	17

Total Assets	$684,241	$891,230

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under repurchase agreements	$242,970	$290,700
TALF borrowings	—	251,327
Derivative instruments, net	251	478
Accounts payable and accrued expenses	1,965	1,746
Payable to related party	1,520	1,298
Dividends payable	10,114	8,703

Total Liabilities	$256,820	$554,252

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized and 3,450,000 shares outstanding in 2012	35	—
Common stock, $0.01 par value, 450,000,000 shares authorized, 20,572,112 and 20,561,032 shares issued and outstanding in 2012 and 2011, respectively	206	206
Additional paid-in-capital	422,273	336,209
Retained Earnings	4,808	—
Accumulated other comprehensive income	99	563

Total Stockholders’ Equity	427,421	336,978

Total Liabilities and Stockholders’ Equity	$684,241	$891,230

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations (Unaudited)

(in thousands—except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Net interest income:
Interest income from securities	$3,674	$6,316	$12,227	$19,419
Interest income from commercial mortgage loans	2,825	2,276	7,851	6,886
Interest income from subordinate loans	6,144	3,784	17,316	8,861
Interest income from repurchase agreements	2,361	1,576	5,920	3,188
Interest expense	(1,768)	(3,716)	(6,939)	(10,836)

Net interest income	13,236	10,236	36,375	27,518
Operating expenses:
General and administrative expenses (includes $1,276 and $3,244 of non-cash stock based compensation in 2012 and $418 and $1,154 in 2011, respectively)	(2,430)	(1,297)	(7,229)	(4,089)
Management fees to related party	(1,518)	(1,241)	(4,099)	(3,430)

Total operating expenses	(3,948)	(2,538)	(11,328)	(7,519)
Interest income from cash balances	—	2	1	10
Realized gain on sale of securities	—	—	262	—
Unrealized gain (loss) on securities	3,010	(1,511)	6,473	(118)
Loss on derivative instruments (includes $40 and $228 of unrealized gains in 2012 and $202 and $1,291 of unrealized losses in 2011, respectively)	(87)	(677)	(569)	(2,679)

Net income	12,211	5,512	31,214	17,212

Preferred Dividends	(1,219)	—	(1,219)	—

Net income available to common stockholders	$10,992	$5,512	$29,995	$17,212

Basic and diluted net income per share of common stock	$0.52	$0.28	$1.43	$0.93

Basic and diluted weighted average common shares outstanding	20,992,312	19,647,989	20,983,429	18,261,294

Dividend declared per share of common stock	$0.40	$0.40	$1.20	$1.20